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                                                                    EXHIBIT 11.2


            COMPUTATION OF FULLY DILUTED EARNINGS PER COMMON SHARE

                     (In Millions, Except Per Share Data)

                                                                 March 31,
                                                                    1997
                                                                 ---------
HISTORICAL COMPUTATION/(1)/
Net income available for common stock........................      $21.0
Weighted average number of common shares outstanding.........       55.3
Additional shares assuming conversion of excercise of
  stock options and stock purchase plan subscriptons.........        1.1
                                                                   -----

Average common shares outstanding............................       56.4
Fully diluted net income per common share....................      $0.37
                                                                   =====

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/(1)/Historical computation of fully diluted earnings per common share for the three months ended March 31, 1996 is not considered meaningful as Allegiance was not a public company during this historical period.